SECTION A - SOLICITATION/CONTRACT FORM SOLICITATION, OFFER AND AWARD			PAGE 1
1. CONTRACT NO. 2004-C-066	SOLICITATION NO. 2004-R-066	2. TYPE OF SOLICITATION Competitive	3. EFFECTIVE DATE See Block 22	4. REQUISITION/ PURCHASE NO.
5. ISSUED BY	CODE	6. ADDRESS THE OFFER TO (if other than Item 5)
Office of the Sergeant at Arms United States Senate Senate Office Building Washington, DC 20510-7207		Attn: Kathleen M. Haddow Contracts Department Office of the Sergeant at Arms United States Senate 2 Massachusetts Avenue, NE Washington, DC 20002

SOLICITATION
Proposals must be received at the Office of the Sergeant at Arms via email to acquisitions@saa.senate.gov by 12:00 Noon (EDT) on August 2, 2004. No requests for extension of closing date and time without substantial justification will be granted.

7.	FOR INFORMATION
CALL OR E-MAIL
A. NAME: Kathleen M. Haddow	B. TELEPHONE NO: 202-224-7135 NO COLLECT CALLS) or EMAIL: acquisitions@saa.senate.gov
8. TABLE OF CONTENTS
SEC	DESCRIPTION	PAGE(S)	SEC	DESCRIPTION	PAGE(S)
PART I - THE SCHEDULE
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	2230
☒	B	SUPPLIES OR SERVICES AND PRICE/COSTS	2-3
☒	C	STATEMENT OF WORK	4-11	☒	J	LIST OF ATTACHMENTS	30
☒	D	PACKAGING AND MARKING	11	☒	K	REPRESENTATIONS AND CERTIFICATIONS	31-33
☒	E	IiNSPECTION AND ACCEPTANCE	11-12	☒	L	INSTRUCTIONS, CONDITIONS AND NOTICES TO OFFERORS	34-36
☒	F	DELIVERIES OR PERFORMANCE	13-14
☒	G	CONTRACT ADMINISTRATION DATA	14-16	☒	M	EVALUATION FACTORS FOR AWARD	36-38
☒	H	SPECIAL CONTRACT REQUIREMENTS	16-22	☒	N	CONTRACTOR PROPOSAL
OFFER (Must be fully completed by Offeror)
9. In compliance with the above, the undersigned agrees, if this offer is accepted within ____ calendar days (60 calendar days unless a different period is inserted by the Offeror) from the date of receipt of offers specified above, to furnish any of the items upon which prices are offered at the price set opposite each item, delivered at the designated point(s), within the specified schedule.

10. ACKNOWLEDEMENT OF AMENDMENTS	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE
(The Offeror acknowledges receipt of amendments to
the SOLICITATION for Offerors and related
documents numbered and dated:
11A. NAME	TIN NO	Dunn & Bradstreet	12. NAME AND TITLE OF PERSON AUTHORIZED TO SIGN
AND ADDRESS OF OFFEROR	OFFER (Type or Print)
11B. TELEPHONE NO. (Include area code)	Error! Reference source not found.	11C. CHECK IF REMITTANCE ADDRESS IS DIFFERENT FROM ABOVE - ENTER SUCH ADDRESS IN SCHEDULE	13. SIGNATURE	14. DATE SIGNED
AWARD (To be completed by Senate)
15. ACCEPTED AS TO ITEMS NUMBERED
In accordance with purchase orders issued under this Contract
16.	AMOUNT
ITEM
18. ADMINISTERED BY (If other than Item 5)		CODE	19. PAYMENT WILL BE MADE BY	CODE
Office of the Sergeant at Arms United States Senate Financial Department Washington, DC 20510-7205
20. NAME OF CONTRACTING OFFICER			21. UNITED STATES SENATE (signature of Contracting Officer)		22. DATE SIGNED
IMPORTANT — Award will be made on this Form, or other authorized official written notice

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

SECTION B - SUPPLIES OR SERVICES AND PRICE/COSTS

B.1 Scope

The United States Senate Office of the Sergeant at Arms (SAA) requires a Printing Management and Accounting System (PMAS) to replace the existing Covalent system in its Printing, Graphics, and Direct Mail (PG&DM) operation.

B.2 Description of Services

The SAA requires integration services, technical analysis, design services, software, hardware, equipment installation services, maintenance and ongoing technical services in support of the PMAS. Specific requirements are provided in Section C "Statement of Work".

B.3 Contract Price

The Contractor's proposal incorporated into this Contract, as Section N, reflects the costs for the goods or services provided under this Contract.

B.4 Term

This Contract is for services or goods specified and effective for the term of the Contract. The Contract will have options for four (4) one-year renewal periods. Exercise of option(s) will be in accordance with Section H.13 Exercise of Options.

B.5 Price Re-determination and Adjustments

The Contractor may offer a price reduction at any time effective upon the date offered by the Contractor and will apply to all services performed on or after the effective date of price change. Price increases must be mutually agreed to and incorporated into the Contract through a modification hereto.

B.6 Pricing Schedule

The Contractor shall provide the Firm Fixed Price for Deliverables C.4.1 and C.4.2. on the pricing schedule below. The Contractor shall also provide a schedule of the labor categories and fixed labor rates for the base period and each option period. These rates will be used to provide either firm-fixed-price or fixed-price labor-hour/level-of-effort tasks orders to perform specific Statements of Work issued by the Senate under this Contract. All labor rates shall be fully burdened with all administrative cost, inclusive of travel, transportation, and other direct costs (ODCs).

Detailed pricing information shall be provided in the Contractor’s “Cost Proposal”, see Section L.7.3.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

Deliverable Item		Price	Funding Authorization Number
C.4.1 Project Plan/Status Reports	Firm Fixed Price	$3,822.91
C.4.2 PMAS Preliminary Design and Requirements Validation	Firm Fixed Price
C.4.3 PMAS Implementation Plan	Budgetary Estimate	$103,613.16
C.4.4 PMAS Acceptance	Budgetary Estimate	$648,286.80
C.4.5 PMAS Test Plan	Budgetary Estimate	$28,681.44
C.4.6 PMAS Training Plan	Budgetary Estimate	$19,315.60
C.4.7 PMAS Documentation	Budgetary Estimate	$53,073.00
C.4.8 PMAS Technical Support	TBD	TBD
C.4.9 Optional Technical Services, Maintenance, and Support	Budgetary Estimate	$35,635.20
		$928,507.47

Base Period - Date of Award through 09/30/2005
Labor Category	Fixed Labor Hour Rate
PM /Sys Engr	$87.06
Sr.. Consultant	$125.00
Sr. Programmer Analyst	$58.69
Sr.. Design Analyst	$96.52
Junior Programmer	$34.10
Tele. Comm Specialist	$38.63
Jr Program Analyst	$34.10

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

Option Period 1 - 10/01/2005 through 09/30/2006
Labor Category	Fixed Labor Hour Rate
PM /Sys Engr	$90.54
Sr.. Consultant	$130.00
Sr.. Programmer Analyst	$61.04
Sr.. Design Analyst	$100.38
Junior Programmer	$35.46
Tele. Comm Specialist	$40.18
Jr Program Analyst	$35.46

Option Period 2 - - 10/01/2006 through 09/30/2007
Labor Category	Fixed Labor Hour Rate
PM /Sys Engr	$94.16
Sr.. Consultant	$135.20
Sr. Programmer Analyst	$63.48
Sr.. Design Analyst	$104.40
Junior Programmer	$36.88
Tele. Comm Specialist	$41.78
Jr Program Analyst	$36.88

Option Period 3 - - 10/01/2007 through 09/30/2008
Labor Category	Fixed Labor Hour Rate
PM /Sys Engr	$97.93
Sr.. Consultant	$140.61
Sr. Programmer Analyst	$66.02
Sr.. Design Analyst	$108.57
Junior Programmer	$38.36
Tele. Comm Specialist	$43.45
Jr Program Analyst	$38.36

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)
Option Period 4 - 10/01/2008 through 09/30/2009
Labor Category	Fixed Labor Hour Rate
PM /Sys Engr	$101.85
Sr.. Consultant	$146.23
Sr. Programmer Analyst	$68.66
Sr.. Design Analyst	$112.91
Junior Programmer	$39.89
Tele. Comm Specialist	$45.19
Jr Program Analyst	$39.89

SECTION C - STATEMENT OF WORK

C.1 Scope

The United States Senate Office of the Sergeant at Arms (SAA) is seeking to acquire a Printing Management and Accounting System (PMAS) to replace the existing Covalent system in its Printing, Graphics, and Direct Mail (PG&DM) operation. Under this Contract, the Contractor shall provide a preliminary design and requirements validation; a detailed design, acquire the COTS software package and hardware from among alternative COTS solutions recommended by Contractor and selected by the SAA; provide software customization if tasked by the SAA for future requirements; provide integration services for the entire PMAS to include interfaces with existing SAA systems; assemble the necessary data in conjunction with the COTR and designated PG&DM personnel; document the PMAS application; provide training; and technical support and maintenance for the PMAS. The Senate reserves the right to provide the PMAS hardware to the Contractor.

C.2 Background

The PG&DM Branch operates two shifts at two locations on Capitol Hill, the Postal Square Building, 2 Massachusetts Avenue, Washington, D.C., and the Senate Dirksen Office Building, 1st and C Street, Washington, D.C. to meet printing and graphic arts demands as well as to prepare and sort official franked mail. PG&DM is also responsible for storing and distributing all Senate publications. Annual statistical data for these functions shows that PG&DM processes over 40,000 printing and graphic arts work orders and prepares and sorts more than 10 million pieces of franked mail.

Record-keeping changes within the United States Senate (Senate) now require PG&DM to collect, record, and report production costs as well as provide accountability for postage costs for over 150 individual client accounts. The increase in volume of statistical data and the required reporting at monthly, quarterly, and annual intervals have increased the complexity of PG&DM operations. PG&DM requires a Web-based software application to automate workflows and increase tracking and reporting data efficiency.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.3 Requirements

The initial requirements are contained in this Section C “Statement of Work” and supplemented by Attachment J-1 “Print Management Accounting System (PMAS)”.

C.4 Tasks and Deliverables

C.4.1 Provide Project Plan and Weekly Status Reports

Deliverables: Project Plan
Weekly Status Report

C.4.1.1 The project plan shall include schedules, task priorities, and assignments of key personnel. The plan should include reliable estimates of time, personnel, and resources required for the project plan implementation. Additionally, the project plan shall explicitly highlight risks to successful and timely completion of this project, likelihood of the risk, and mitigation strategy.

C.4.1.2 The Contractor shall provide a Windows compatible copy of the Project Plan in electronic form (acceptable media are compact disks (CDs) or an electronically delivered file with acknowledged receipt of delivery) to the COTR, see Section F.1 for the deliverable format.

C.4.1.3 The Senate shall review the initial project plan and provide comments regarding the proposed schedule and course of action within five business days of Contract award. The Contractor shall submit a revised project plan, saved as the baseline, within three business days after receipt of the Senate’s comments.

C.4.1.4 The Contractor shall review the project plan weekly and provide a weekly status report to the COTR via e-mail. If there have been any changes to the course of the project, the Contractor shall revise the project plan accordingly, maintaining the original baseline, and submit the revised project plan to the COTR via e-mail for COTR approval.

C.4.1.5    The Project Plan and the revised Project Plan(s) require written COTR approval.

C.4.2 PMAS Preliminary Design and Requirements Validation

Deliverable: PMAS Preliminary Design Document

C.4.2.1 The Contractor shall provide a PMAS Preliminary Design which shall identify the components, protocols, and processes required for communication among the various processors and devices to be accessed by the PMAS; validate all PMAS Requirements identified in the PMAS Requirements Document; provide recommendations, a comparison matrix for the recommended COTS products, license information, and pricing for(COTS) software packages that meet the PMAS requirements; and provides a recommended hardware list, which utilizes the Senate supported hardware list as much as possible, and associated pricing for all hardware necessary to implement the PMAS.

C.4.2.1 The PMAS Preliminary Design Document requires written COTR approval.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.4.3 Provide an Implementation Plan

Deliverable: PMAS Implementation Plan

C.4.3.1 The Contractor shall develop an implementation plan which identifies the tasks and the order of the tasks needed to successfully implement the PMAS in accordance with the approved PMAS Preliminary Design Document. The PMAS Implementation Plan shall at a minimum contain:

C.4.3.1.1 PMAS Detailed Design. The Contractor shall refine the PMAS Preliminary Design into a final PMAS Design for the PMAS System with final complete, detailed specifications for the components, protocols, and processes required for communication among the various processors and devices to be accessed by the PMAS; license information, and pricing for (COTS) software packages and a final recommended hardware list, which utilizes the Senate supported hardware list as much as possible, and associated pricing for all hardware necessary to implement the PMAS.

C.4.3.1.2 Software Customization Plan. Code shall not be imported from the current system. The Contractor shall emulate the functionality of the customized code in the current system with new code for the PMAS. If necessary, the Contractor shall customize the COTS software components to implement the PMAS architecture. The Contractor shall specify all customizations, in a matrix, that are required for the PMAS Implementation. Upon approval by the COTR, the Contractor shall develop and implement the customized software and deliver the supporting source code to the Senate and provide documentation for software customizations (see Section C.4.7). Any developed or customized software shall be Contractor-supplied and the SAA will have perpetual, non-transferable and non-exclusive rights in this software.

C.4.3.1.3 The Contractor must have written authorization from either the PG&DM Branch Manager or the CO prior to making any customizations where the functionality exists in the COTS product and the customization is being requested in order to an exact duplicate of a process or output of the current system.

C.4.3.2 Based on the current PMAS system a single COTS software package will not meet all of the PMAS requirements, the Contractor shall identify and provide recommendations and pricing for ancillary software packages that shall provide the required functionality and meet all of the PMAS requirements. The Contractor and the SAA shall agree upon the firm fixed price for the PMAS based upon the Senate selected design approach.

C.4.3.3 The PMAS Implementation Plan and its PMAS Detailed Design and Software Customization Plan require written COTR approval.

C.4.4 PMAS Acceptance

Deliverable: PMAS System

C.4.4.1    Upon written approval by the COTR, the Contractor shall acquire software and hardware selected by the Senate, as identified in PMAS Implementation Plan and shall integrate the software and hardware for delivery and installation at the SAA designated facility.

C.4.4.2 The Contractor is responsible for the system engineering and integration necessary for the PMAS to meet the PMAS Requirements. The price for this deliverable will be established by mutual agreement between the Senate and the Contractor after the PMAS Detailed Design and the Implementation Plan is approved, and responsibility for hardware procurement is determined.

C.4.4.3 The Contractor shall grant the Senate a perpetual, non-transferable, and non-exclusive license to Contractor software used to operate the PMAS system. The Senate will either enter into a sublicensing arrangement with the Contractor or a direct licensing arrangement with the supplier of non-Contractor or third party software on a perpetual, non-transferable, and non-exclusive basis.

C.4.4.4    Upon written approval by the COTR, the Contractor shall acquire hardware selected by the Senate, as identified in the approved PMAS Implementation Plan. As an option, the Senate may acquire the hardware and provide it to the Contractor for implementation into the PMAS.

C.4.4.5 The Contractor will install the PMAS within the Senate facility and notify the PG&DM when the acceptance testing can commence. The PMAS will then be tested for its acceptability according to Section C.6. The Contractor may not invoice for this deliverable until the PMAS is accepted by the Senate.

C.4.4.6 The Contractor shall provide operating manuals and documentation for all software and hardware procured by the Contractor in accordance with Section C.4.7.

C.4.5 PMAS Testing

Deliverable: PMAS Test Plan

C.4.5.1 The Contractor shall, in conjunction with the COTR and designated PG&DM personnel, develop a set of functional tests and end-to-end test scenarios to ensure that the PMAS has been properly implemented and is ready for Senate Acceptance (see Section C.6). The testing process must include: referencing each unit being tested to the requirements matrix; providing a signoff of the test results documents; and putting a separate acceptance testing phase following deployment.

C.4.5.2    The Contractor and PG&DM staff shall test the PMAS according to the functional tests and end-to-end test scenarios of the PMAS Test Plan pursuant to Section C.6.

C.4.5.3     The Contractor shall provide a detailed checklist of software and hardware properly performing each requirement as well as proper operation of additional features that the software and hardware may perform in order to verify proper operation prior to the commencement of Acceptance Testing (Section 6).

C.4.5.4      The Contractor shall document each test scenario and provided the completed test results to the COTR.

C.4.5.5 The COTR will provide written notification to the Contractor of the successful completion of the PMAS Testing to the Contractor, which shall signify delivery to the Senate and the commencement of Senate Acceptance Testing, see Section C.5.

C.4.5.6 The PMAS Test Plan requires written COTR approval.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.4.6 Training

Deliverable: PMAS Training Plan

C.4.6.1 The Contractor shall train the Senate PG&DM staff to use and maintain the PMAS. The Contractor shall develop and deliver comprehensive training on the PMAS to PG&DM managers, records management personnel, production personnel, system administrators, and Senate technical training staff, to enable the Senate to train the trainer for new PG&DM staff.

C.4.6.2 The Contractor shall prepare a PMAS Training Plan. The Training Plan shall identify staff to be trained, schedule of training, content of training, and type of training. Training shall be provided during PG&DM normal work hours, 7:00 a.m. to 11:30 p.m. The Contractor shall provide training for up ten (10) PG&DM staff members at one time. Training must be scheduled around the operational activities of the Senate and all training shall be provided on-site at the PG&DM facilities.

C.4.6.3    The Contractor shall provide training in accordance with the approved PMAS Training Plan.

C.4.6.4    The PMAS Training Plan requires written COTR approval.

C.4.7 PMAS Documentation

Deliverable: PMAS Documentation

C.4.7.1 The Contractor shall provide any documentation needed to use, implement, and maintain the PMAS. This documentation includes PMAS support documentation, database administration documentation, software customizations and associated source code, all training materials to facilitate training of end users and system administrators, and documentation for any Senate-specific tasks needed for the effective installation, implementation and maintenance of the PMAS. Documentation shall be provided in MS Word 2000 or higher in electronic format on CD and hard copies. The Contractor shall provide two electronic versions and five hard bound copies of all documentation.

C.4.7.2 The Contractor shall provide documentation for all software and hardware components of the PMAS. Original vendor and equipment manuals and documentation shall be provided for all COTS products. The Contractor shall provide the application User Guide and the application Administrator Guide.

C.4.7.3    The Contractor shall document the PMAS implementation procedures. Throughout the implementation the Contractor shall update the PMAS documentation to ensure that it reflects the final PMAS.

C.4.7.4 The Contractor shall provide final documentation no later than fifteen (15) business days after acceptance of the PMAS.

C.4.5 The Contractor shall provide the necessary rights in data to the Senate to customize, use, and reproduce the documentation to meet its SAA and PG&DM support needs.

C.4.7.6 All PMAS Documentation requires written COTR approval

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.4.8 Technical Support

C.4.8.1    The Contractor shall provide telephone and on-site support, at no additional charge, Monday through Friday between 7:00 A.M. and 11:30 P.M., Eastern Standard Time during the Acceptance Period. The Contractor shall maintain a database of maintenance and support problems reported by the Senate to the Contractor. The database will include the problem description, date submitted by the Senate, and subsequent problem resolution. This information shall be provided to the COTR or CO upon request.

C.4.8.2     Support shall include but not be limited to:

      (a)    Telephone Support
•	providing technical and troubleshooting capabilities;
•	one (1) hour telephone response time; and
•	all service calls identified by the Senate as recurring problems will automatically be escalated by the Contractor

(b)    On-site Support
•	provided by Contractor certified technicians; and
•	Two (2) business hour on-site service response time during business hours, 7:00 a.m.-11:30p.m., Monday - Friday; A Contractor Service Technician shall arrive at the location of the equipment to begin maintenance services within two (2) hours of the placement of the Service call by the Senate to Contractor.

C.4.9 Technical Services, Maintenance, and Support (Optional)

In the event the SAA exercises an option under the Contract, the Contractor shall provide the following technical services; maintenance and support for each option period of the Contract (see Section H.13).

a) Software Maintenance (Patches/Fixes/Upgrades)
b) Software Customizations
c) Telephone Technical support, see C.4.8. (a) for requirements
d) On-site Technical Support, see C.4.8. (b) for requirements
e) Training

C.4.10 Deliverable Schedule
Deliverable Item	Due Date (DACA) (business days)
C.4.1 Project Plan/Status Reports	5 (Project Plan) Weekly (Status Reports)
C.4.2 PMAS Preliminary Design and Requirements Validation	20
C.4.3 PMAS Implementation Plan	35
C.4.4 PMAS Software and Hardware	TBD
C.4.5 PMAS Test Plan	60

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.4.6 PMAS Training Plan	60
C.4.7 PMAS Documentation	15 days after System Acceptance
C.4.8 PMAS Technical Support	TBD
C.4.9 Technical Services, Maintenance, & Support (Optional)	TBD

C.5 Deliverable Format

C.5.1 The Contractor shall provide five hard bound copies and two virus-free Windows-compatible copies, unless otherwise stated in Section C, of all deliverables in electronic form (acceptable media are CD/ROMs, DVDs, or email), see Section F.1 for delivery format. All deliverables shall be submitted under a transmittal letter that identifies the deliverables.

C.5.2     Upon completion of the deliverable, the Contractor shall deliver it to the Senate for review and comment. The Senate will return the reviewed document within ten (10) business days. Upon return of the document, the Contractor shall incorporate the comments and requested changes and submit the revised deliverable. The deliverable shall be due no later than five business days following receipt of the changes.

C.5.4     If a deliverable is not approved by the Senate, the Senate may, at its discretion, reject the deliverable, order re-work to make the deliverable acceptable, or terminate the Contract in part or in whole.

C.6 Acceptance Testing and Failure

C.6.1     The Senate will conduct Acceptance Testing after the completion of the PMAS Test, Section C.4.5 and PMAS Training, Section C.4.6.

C.6.2     Acceptance of the PMAS will be determined by the fulfillment of the PMAS Requirements to the satisfaction of the Senate. Acceptance testing by Senate personnel will emphasize the operational, functional and reliability factors of the PMAS under load or while being fully utilized by PG&DM staff. Acceptance test begins upon installation of the PMAS and ends when the PMAS has met the standards of performance by operating for a period of one hundred eighty (180) consecutive calendar days without Failure Downtime of any kind. The PMAS for purposes of the final acceptance test is defined as all components, including but not limited to all software, and associated hardware that constitutes the PMAS. The Contractor shall invoice the Senate for this deliverable upon acceptance of the PMAS by the Senate.

C.6.3    “Failure Downtime” is a period of time in which the PMAS is not reliably operable due to intermittent or consistent failure so that any component or portion of the PMAS cannot be used, or that those components or portions of the PMAS will not operate in accordance with the product specifications or meet PMAS Requirements.

C.6.3    In the event that the PMAS does not meet the standards of performance set forth in C.6.2 during the initial one hundred and eighty (180) consecutive calendar days, the acceptance test shall continue on a day-to-day basis until the standard of performance has been met for a total of one hundred eighty (180) consecutive calendar days.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

C.6.4    If the PMAS cannot be accepted within one hundred eighty (180) days of the start of acceptance testing, the Contractor shall at its own expense replace any defective part or parts of the PMAS (including the entire PMAS, if necessary). The acceptance period shall begin again after the replacement of the designated parts. If the PMAS cannot be accepted within two hundred seventy (270) calendar days of the start of acceptance testing, the Senate may reject the PMAS entirely and terminate the Contract for default. The Contractor shall return all payments made up until the point of rejection with an adjustment for parts or components of the rejected PMAS accepted by the SAA and will release the Senate from all future payments. The SAA and the Contractor will mutually agree upon the adjustment for any partial acceptance.

C.6.5 If the Senate decides not to immediately terminate Contract, the Contractor may be required to provide a replacement system and shall not remove the rejected PMAS until a suitable replacement PMAS is installed and functioning in accordance with the PMAS Requirements.

C.6.6     After the completion of the PMAS Acceptance Test by the COTR, the Contractor shall furnish a twelve (12) month warranty at no extra cost to the Senate for all software and equipment furnished by the Contractor (see Section I.15).

C.7 Staffing

The Contractor shall provide a resume(s) describing the experience, education, and certifications of the proposed personnel for approval by the Senate. The Project Manager shall be Key Personnel as defined in Section H.3.

C.8 Contractor Responsibility

The Contractor is responsible for identifying, bringing to the attention of the Senate, justifying, and performing any additional tasks necessary to complete the relocation and to comply with terms and conditions described elsewhere in this document. The omission of an explicit description of a particular task does not relieve the Contractor of the responsibility of completing an integral function.

SECTION D - PACKAGING AND MARKING

D.1 Marking of Reports

All information submitted, including but not limited to, forms, reports, or data to the Contracting Officer or Contracting Officer's Technical Representative, shall be prepared for shipment in accordance with best commercial practices; and clearly indicate the Contract number for which the information is being submitted. Technical data ordered by the Senate must be packaged, packed, and marked in accordance with the best commercial practices. Costs are the responsibility of the Contractor.

D.2 Packing and Packaging

Preservation, packaging and packing for all items delivered hereunder shall be in accordance with best commercial practices and adequate to ensure acceptance by common carrier and safe arrival at the destination. Packing and packaging materials shall provide protection from abuse during handling and from environmental, magnetic, and electrical damage during handling and subsequent future storage, possibly under less than desirable conditions.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

D.3 Shipping and Deliveries

D.3.1 Deliveries will be made to the Senate, F.O.B. Destination, and subject to Senate security procedures. The security procedures are subject to change as the situation warrants and may entail the inspection of packages and/or off-site inspection of delivery vehicles, see Section J, Attachment J-2 Senate Delivery Procedures.

D.3.2     The term "F.O.B. Destination" means supplies will be delivered to the destination specified by the Senate at the expense of the Contractor. The Senate will not be liable for any delivery, storage, demurrage, accessorial, or other charges involved before the actual delivery of the supplies to the destination, unless such charges are caused by an act or order of the Senate acting in its contractual capacity.

D.3.3    The Contractor is responsible for any loss of and/or damage to the goods occurring before receipt of the shipment by the consignee at the delivery point.

SECTION E - INSPECTION AND ACCEPTANCE

E.1 Definitions

E.1.1    "Services," as used in this clause, includes services, workmanship, and documentation furnished or utilized in the performance of services, and records and information from the Contractor relating to contract administration functions.
E.1.2    "Acceptance," as used in this clause, means the act of Contracting Officer or other authorized representative of the Senate by which the Senate assumes for itself, ownership of existing and identified supplies, or approves specific services, as partial or complete performance of the Contract.
E.1.3    "Correction," as used in this clause, means the elimination of a defect by the Contractor.

E.2 Inspection - General Requirements

E.2.1    The Senate shall have the right with reasonable advance notice to send its representative into areas assigned for the Contractor employees' use at anytime for inspection or other purposes approved by the Contracting Officer.
E.2.2    All Senate facilities utilized by the Contractor in performance of work under this Contract shall be subject to inspection by officials of the Senate.
E.2.3    The Senate shall permit access and provide the necessary means to do so for all services provided by the Contractor under this Contract.

E.3 Inspection of Goods/Services

E.3.1    The Senate has the right to inspect and evaluate all goods and services provided or performed under this Contract at all reasonable times and in a manner that will not unduly delay the work.

E.3.2    If any of the goods or services provided or performed are found not to conform with Contract requirements, the Senate may require Contractor to provide a correction or to re-perform the services again in conformity with Contract requirements, at no increase in Contract amount. The goods and services offered the Senate must, at a minimum, include the technical features and functionality certified by the Contractor and such portions or elements of the Contractor's proposal as incorporated into the Contract.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)
E.4 Responsibility for Inspection and Acceptance

E.4.1    The COTR is responsible for performing inspection and ensuring adequate records are kept to support acceptance or rejection. Acceptance will be made by the COTR; rejections, if necessary, will be made by the Contracting Officer.

E.4.2    Acceptance of the products or services provided will be accomplished by the COTR through inspection and quality assurance. The COTR will inspect or review that the goods/services provided by the Contractor to ensure the conformance to the applicable specifications set forth in this Contract including those portions of the Contractor's proposal incorporated into the Contract and any applicable task order statement of work. Acceptance shall be conclusive unless otherwise notified by the Senate within ninety (90) calendar days after satisfactory delivery or completion of acceptance testing. Acceptance does not waive the Senate's rights nor is acceptance conclusive with regard to latent product defects or those defects made manifest only through the extended use of the product.

SECTION F - DELIVERIES AND PERFORMANCE

F.1 Deliverable Item

The Contractor shall complete all work hereunder in accordance with the Contract, including delivery of all goods and services, effective from the date of the Contract and/or notice to proceed. All project plans shall be delivered in Microsoft Project 98 format. Text items shall be included as notes in Project 2000, or delivered in Microsoft Word 2000 format. Status reports shall be delivered in Microsoft Word 2000 format. Microsoft Power Point 2000 may be used to assist the Contractor in its oral presentations. Higher versions of the programs may also be used.

F.2 Place of Performance

All work to be completed under this Contract shall be performed on-site at Senate facilities, the Postal Square Building, 2 Massachusetts Avenue, Washington, D.C., and the Senate Dirksen Office Building, 1st and C Street, Washington, D.C., unless written authorization is obtained in advance from the Contracting Officer. No travel is anticipated outside of this area.

F.3 Senate Furnished Property

The Senate, at its sole option, reserves the right to furnish equipment and supplies, which the Senate determines are required for the performance of this Contract, to Contractor personnel that are performing work on site at the Senate. Furnished equipment and supplies may include:

- Staff work space with desk and chair for two (2) contractor personnel
- Telephone with long distance capability for two (2) contractor personnel
- Desktop personal computer with the necessary hardware components and software tools to enable the contractor to perform the tasks identified in Section C.4

The Senate will not supply parking facilities or office supplies for Contractor staff. The Contractor shall provide all necessary resources not furnished by the Senate. Senate furnished space, supplies or equipment will be used only for the performance of this Contract. The Contractor shall be responsible for and shall maintain accurate records of all items provided by the Senate. The Senate will also maintain records of all items provided to the Contractor.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

F.4 Technical Review Meetings

F.4.1    Unless otherwise required by the SOW, technical review meetings will be conducted between the Contractor and the COTR to review and discuss the status of all Contract requirements and the Contractor's progress in implementing the system or providing services under the Contract.

F.4.2    The technical review meeting will take place at Senate facilities, as determined by the COTR. Contractor representation must include at least one individual from the Contractor's corporate organization and management personnel, as appropriate.

F.4.3    The Contractor shall also be required to attend meetings as requested by COTR with various personnel of the Senate, and Program Office meetings.

F.5 Delay in Performance

F.5.1    In the event the Contractor encounters difficulty in meeting the performance of the SOW technical requirements, or when it anticipates difficulty in complying with the Contract delivery schedule or completion date, or whenever the Contractor has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Contract, the Contractor shall promptly notify the COTR by telephone or e mail, or in the COTR's absence, the Contracting Officer. If the COTR determines that the difficulty, anticipated difficulty, or potential difficulty in meeting performance requirements is significant in nature, the COTR shall immediately notify the Contracting Officer and require the Contractor to follow up in writing, giving pertinent details, provided, however, that this data shall be informational only in character. This provision shall not be construed as a waiver by the Senate of any delivery schedule or date, or any rights provided under this Contract.

F.5.2     The Contractor shall take whatever actions are necessary to ensure continuous provision of products or services specified in this Contract.

F.5.3    The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as acts of God or the public enemy, and acts of the Government in either its sovereign or contractual capacity.

F.5.4    If in the opinion of the Contracting Officer, the Contractor falls behind the progress schedule for a deliverable, the Contractor shall take such steps as may be necessary to improve progress, and the Contracting Officer may require overtime operations or increased days of work, all without additional costs to the Senate.

SECTION G - CONTRACT ADMINISTRATION DATA

G.1 Contract Administration

Administration of this Contract will be performed by the Sergeant at Arms Contracting Officer (CO) or the CO's delegates. The Contracting Officer is authorized to make contractual modifications and render contractual decisions, including but not limited to, changes in the scope of work and monetary additions or deletions, subject to the United States Senate authority delegated to them. No changes shall be effective without a modification of the Contract. All communications pertaining to contractual and/or administrative matters under this Contract should be addressed to:

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

David W. Baker	Telephone Number: 202-224-2547 Facsimile Number: 202228-2051 Email: David_Baker@saa,senate.gov

G.2 Contracting Officer's Technical Representative (COTR)

GG.2.1    The Contracting Officer will designate a Contracting Officer's Technical Representative (COTR) for this Contract who will be responsible for providing technical direction and control during performance of this Contract. The COTR is responsible for performing inspection, and ensuring that adequate records are kept to support acceptance or rejection. Acceptance will be made by the COTR.

G.2.2 Designated by the Contracting Officer, the COTR is assigned the responsibility to (1) provide technical direction to the Contractor(s) within the constraints of the SOW, (2) monitor and oversee the daily performance of the Contractor, (3) realign Contractor resources to fulfill Contract requirements as long as specified contractual limits are not exceeded, (4) authorize all invoices for payment, and (5) perform final inspection and acceptance of all deliverables including reports and invoices. If the invoice is not acceptable for certification, the Contracting Officer shall be notified in writing with the detailed reason for rejection. Additionally, the COTR will inspect, accept or reject all work performed and resolve day to day matters directly with the Contractor.

G.2.3    The COTR is identified in the table below:

Name/Title	Phone	Email	Fax
Jim Margelos	202-224-3303	Jim_Margelos	202-228-3585

G.3 Identification of Correspondence

All correspondence and data submitted by the Contractor under this Contract shall reference the Contract number.

G.4 Submission of Invoices and Payment Schedule

G.4.1    The Senate shall pay the Contractor within a reasonable time, but not later than sixty (60) days after receipt of proper invoices approved by the Contracting Officer or their designee.

G.4.2     Submission of Invoices

G.4.2.1 The Contractor shall submit invoices electronically upon acceptance of deliverables, unless other instructions are provided in the Contract. At a minimum, the invoice shall reflect the Contract number, task order number, purchase order number, a description of the service, and period of performance for services rendered. The Contractor shall not invoice, nor will the Senate pay, for products/services not listed in Section B, Section C herein, or a properly issued task order.

The Contractor shall provide a breakdown of the hours worked by task, and billed by task, and if applicable, the percentage of the work completed versus the plan, to the COTR every two weeks at a minimum, or the mutually agreed to time frame, for use by the United States Senate in reconciling and verifying invoices for payment.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

The Contractor invoices for payment will be submitted electronically in a non-editable electronic file such as PDF, TIFF, JPEG or other image format.

Original Invoice shall be sent electronically to:     AP@saa.senate.gov

Copy of invoice electronically to: Jim_Margelos@saa.senate.gov
Jim Margelos, Contracting Officer's Technical Representative

G.4.2.2 It is the Contractor's responsibility to ensure that the invoices are submitted in the correct format.

G.4.2.3 Contractor questions regarding payment information should be directed to the COTR for follow-up with appropriate financial personnel.

G.5 Electronic Funds Transfer (EFT) Payment

G.5.1    Section J, Attachment J-3 to this Contract provides a Payee/Company Information Form to be completed and signed by the appropriate company official. Once complete, the Contractor shall either:

(a)    Transmit electronically to: acquisitions@saa.senate.gov
(b)    Fax the form to:    202-228-2051

G.5.2    The Contractor shall designate a single financial agent capable of receiving and processing the electronic funds transfer using the EFT methods described above. The Contractor shall pay all fees and charges for receipt and processing of transfers.

G.5.3    If an uncompleted or erroneous transfer occurs because the Senate failed to use the Contractor provided EFT information in the correct manner, the Senate remains responsible for (i) making a correct payment, (ii) paying any prompt payment penalty due, and (iii) recovering any erroneously directed funds. If an uncompleted or erroneous transfer occurs because Contractor provided EFT information was incomplete at the time of Senate release of the EFT payment transaction instruction to the Federal Reserve System, and

(i) If the funds are no longer under the control of the payment office, the Senate is deemed to have made payment and the Contractor is responsible for recovery of any erroneously directed funds; or,

(ii) If the funds remain under the control of the payment office, the Senate retains the right to either make payment by mail or suspend the payment.

G.5.4    The Contractor agrees that the Contractor's financial agent may notify the Government of a change to the routing transit number, Contractor account number, or account type. The Contractor agrees that the information provided by the agent is deemed to be correct information as if it were provided by the Contractor.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.1 Order of Precedence

Any inconsistencies in this solicitation or Contract shall be resolved by giving precedence in the following order:
1.    The schedule of supplies/services and the SOW;
2.    The Assignment, Disputes, Payments, Invoice, and Compliance with Laws paragraphs;
3.    Addenda to this Contract, including any license agreements for computer software;
4.    Other documents, exhibits, and attachments;
5.    The Contractor's proposal.

H.2 Interpretation of Contract Requirements

No interpretation of any provision of this Contract, including applicable specifications, shall be binding on the Senate unless furnished or agreed to in writing by the Contracting Officer or his/her designated representative.

H.3 Key and Other Personnel

H.3.1     The Contracting Officer has designated certain key persons for purposes of this Contract or any task order issued hereunder. Key personnel may not be changed or reassigned during the base period of the Contract without the prior written approval of the Contracting Officer or COTR, which shall not be unreasonably withheld. The project manager is designated as key personnel.

H.3.2     During the period of this Contract, key personnel substitutions shall not be permitted unless such substitutions are necessitated by an individual's sudden illness, personal hardship, death or termination of employment or requested by the Contracting Officer or COTR. In any of these events, Contractor shall promptly notify the Contracting Officer and provide the information required in Section H.3.3.

H.3.3     All proposed substitutions must have qualifications that are equal to or higher than the qualifications of the person to be replaced. The Contracting Officer or designee will evaluate such request and will notify Contractor of the Senate's approval or disapproval thereof on substitutions within twenty (20) business days.

H.3.4     The Senate reserves the right to approve or disapprove the assignments of all personnel assigned to the performance of this Contract.

H.4 Information Security System and Virus Free

The Contractor is subject to Senate system security regulations and guidelines and shall certify that to the best of its knowledge and belief that all communication services or software provided are virus free. The signed Contract and applicable signed invoices submitted for services provided shall constitute the Contractor's certification.

H.5 Delegation of Authority

The Contractor may delegate to its representatives authority in the performance of this Contract. Such delegation does not absolve the Contractor of accountability for performance of the Contract. All delegations of authority by either party to fulfill the obligations of this Contract will be made in writing to the respective Contracting Officer.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

H.6 Modifications and Additions/Adjustments

Administrative changes, e.g. address corrections, are approved by the Contracting Officer, and all other changes, modifications, additions or deletions, which change the scope of this Contract, must be prepared in writing as formal modifications signed by both parties. Modifications may be subject to approval by the Committee on Rules and Administration, pursuant to the Senate Procurement Regulations.

H.7 Severability

If any portion of this Contract is determined to be either contrary to law or otherwise unenforceable, then that provision will be deemed to be omitted from the Contract, but only to the extent necessary to relieve the deficiency. All other provisions of the Contract, including such portions of the omitted clause as are not determined to be contrary to law or unenforceable, will remain in full force and effect.

H.8 Technology Upgrades

During the life of this Contract, the Senate may, at its option, permit the Contractor to substitute as orderable items, technologically advanced goods and services which become commercially available after the date of Contract award, provided that any substitute items are at least technically equal to the items replaced. Recommended technology upgrades must be proposed by the Contractor in written proposal form and acceptance by the Senate in writing of the Contractor's recommendations will be evidenced by issuance of a Contract modification authorizing such technology upgrade.

H.9 Exercise of Options

After the base term, this Contract is renewable in one year increments, at the discretion of the Senate, for up to four (4) additional periods, at prices specified in Section B.6. The Contracting Officer will give written notice of intent to renew to the Contractor before this Contract is to expire by the first day of each fiscal year or within thirty (30) calendar days after funds for that fiscal year become available, whichever date is later, for each subsequent option year after the initial option year. Solicitations for similar products or services may be issued by the Senate prior to the expiration of this Contract.

H.10 Security

H.10.1     The Contractor shall comply with all Senate security publications, regulations and procedures.

H.10.2 Personnel Security.

H.10.2.1 Contractor personnel are required to be citizens of the United States of America (U.S.) or meet the eligibility requirements for Government of the United States employee compensation as specified in Public Law 108-7, Section 605.

H.10.2.2 The Senate shall conduct background checks for all Contractor personnel assigned to perform work at Government sites in the Metropolitan Washington, DC area. The Contractor shall provide all of the following information to the Contracting Officer or his/her designee for each of the Contractor personnel that require background checks:

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

a) proof of citizenship,
b) proof of eligibility to work in the U.S.,
c) a completed Office of the Sergeant at Arms Vendor Employee Background and Certification and Authorization to Release Information form,
d) a completed original United States Capitol Police Request for Check of Criminal History Records,
e) an executed U.S. Senate Sergeant at Arms Operations Information Security Responsibilities Acknowledgment, and
f) an executed United States Senate, Office of the Sergeant at Arms, Confidentiality Agreement.

This information shall be provided to the Senate at least two weeks prior to assigning personnel to work under this Contract. Upon notification, Contractor personnel shall promptly report to the United States Capitol Police Headquarters Building for fingerprinting.

H.10.2.3 Contractor personnel that require background checks shall not commence work on this Contract until such time as the Contractor is notified, in writing, by the Contracting Officer or their designee that an individual's background check has been completed and approved or that a temporary waiver has been granted until such time as the background check is completed. Such notification shall be made by the Senate no later than ten (10) business days following the submission of all of the documentation specified in H.10.2.2 above.

H.10.2.4 The Contractor shall immediately inform the Senate when there is a change in the citizenship or eligibility to work in the U.S. status of any Contractor personnel performing under this Contract. The Contractor shall immediately remove any Contractor personnel when information is obtained that makes the Contractor believe that person has ceased to be a responsible individual and should no longer work under this Contract.

H.10.3 Network Data and Information Security.
Contractor shall maintain appropriate care for maintaining the integrity of the Senate network when Contractor personnel have network access either local or remote. Senate information is privileged material and must be protected from loss disclosure and electronic penetration.

H.11 Identification Badges

The Contractor shall see that each on-site employee as well as key personnel has a United States Senate identification/access badge if necessary. United States Senate procedures will be followed with regard to Contract employees. The Contractor will work with the COTR in obtaining identification/access badges if the Senate determines that an employee requires a badge.

H.12 Incorporation of Offeror's Proposal

The Contractor's proposal dated July 6, 2004 as revised on September 27, 2004 is hereby incorporated into and made a part of this Contract.

H.13 Senate Furnished Equipment/Contractor Furnished Equipment

H.13.1     Definitions

Senate-furnished Equipment (SFE). - SFE is equipment in the possession of the Senate or directly acquired by the Senate, which is subsequently provided to the Contractor to use during the course of the Contract.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

Contractor-furnished-Equipment (CFE) - CFE is equipment acquired by a private procurement agent using Senate funds. CFE is acquired by or otherwise provided to a Contractor for performing a contract. The Senate has title to the said equipment.

Senate Equipment - Senate Equipment is all equipment owned by or leased to the Senate or acquired by the Senate under the terms of a contract. Senate Equipment includes both SFE and CFE.

Custodial Records - Custodial records are written or electronic memoranda of any kind used to control and track Senate equipment.

H.13.2     Contractor Responsibility.

H.13.2.1 The Contractor shall be directly responsible and accountable for all Senate equipment issued to the Contractor, including Senate Equipment in the possession or control of a Subcontractor. The Contractor shall establish and maintain a system to control, protect, preserve, and maintain all Senate equipment. This equipment control system shall be in writing or maintained in electronic format unless the Contracting Officer determines that maintaining such a formal system is unnecessary. The system shall be reviewed and, if satisfactory, approved in writing by the Contracting Officer.

H.13.2.2 The Contractor shall maintain and make available the records for all Senate Equipment for review by the Senate during the term of this Contract. The Contractor shall furnish all necessary data to substantiate any request for relief from this responsibility.

H.13.2.3 The Contractor shall be responsible for the control of Senate Equipment upon:

a) delivery of Senate Equipment into its custody or control;
b) delivery when equipment is purchased by the Contractor as CFE and a task order calls for reimbursement by the Senate. (This requirement does not alter or modify contractual requirements relating to passage of title);
c) approval of Contractor's claim for reimbursement by the Senate;
d) equipment withdrawn from Contractor-owned stores and charged directly to the Contract;
e) acceptance of title by the Senate when title is acquired pursuant to specific Contract clauses or as a result of change orders or Contract termination; or
f) acceptance by the Senate when a product was constructed or fabricated by the Contractor.

H.13.3 Subcontractor Responsibility. The Contractor shall require Subcontractors to comply with the requirements of Section H if provided Senate Equipment under the Contract. Procedures for assuring Subcontractor compliance shall be included in the Contractor's equipment control system.

H.13.4 Responsibility for Maintaining Records.

H.13.4.1 The Contractor shall maintain records for Senate Equipment which shall include but not be limited to:

a) maintaining supporting documents in accordance with H.13.4.5;
b) preserving a proper audit trail on all Senate Equipment in its possession; and
c) ensuring that the status of the Senate Equipment in its possession is correctly specified.

H.13.4.2 Equipment records must identify all Senate Equipment and provide a complete, current, auditable record of all transactions involving Senate Equipment. The records shall be safeguarded from tampering or destruction. Records shall be accessible to the Contracting Officer.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

H.13.4.3 The Contractor's equipment control system shall contain a system or technique to locate any item of Senate Equipment within a reasonable period of time.

H.13.4.4 The Contractor shall be required to place Senate Equipment tags which will be furnished by the Senate on all accountable CFE as soon as the Equipment is accepted on behalf of the Senate.

H.13.4.5 The Contractor's equipment control records shall provide the following basic information for every item of Senate Equipment in the Contractor's possession, regardless of value.
a) the name, description, and National Stock Number if furnished by the Senate or available in the equipment control system;
b) the quantity received or fabricated, issued, and on hand;
c) the unit price and the unit of measure to include all costs required to place the item into service
d) the contract number or equivalent code designation;
e) the location;
f) the disposition;
g) the posting reference and date of transaction;
h) the acquisition date; and
i) the barcode tag number.

H.14 Intellectual Property Rights

The Senate shall have unlimited, royalty free, rights in all data and products produced in the performance of this Contract, and in all products and data delivered under this Contract (except for restricted computer software) including software, technical data, manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use. "Software," as used in this provision, means computer programs, computer data bases, and documentation thereof. The term also includes data identifying its source, functional characteristics and performance characteristics, and specifically includes the source code, algorithm, processes, formulae, and flow charts of the software. The Contractor agrees that all intellectual and data rights in the software shall become the exclusive property of the Senate. The Contractor agrees to transfer all rights, title and interest in the software to the Senate. With respect to manuals concerning pre-existing Contractor products, the Senate shall have an unlimited license to use copies of these manuals.

If the Contractor creates for the Senate any software ("Developed Software") as specified in the Contract or any task order issued hereunder, all the Contractor's services shall be considered work for hire and the Senate shall have all rights of ownership in the Developed Software. The Senate shall have a non-exclusive right to use any software received from the Contractor to the extent embedded in the Developed Software. The Contractor shall have no rights in Developed Software except as mutually agreed to in advance in writing by the parties.

The Contractor grants to the Senate a non-exclusive, perpetual, non-transferable royalty free license to use the ideas, know-how, or techniques, which may be used or provided by the Contractor as a result of performing the Statement of Work on any task order issued hereunder, including any enhancements made to the Contractor's software source code or to the documentation. Intellectual property rights shall convey to the Senate upon full payment for all products and data delivered under this Contract.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

H.15 Restricted Rights Software

Contractor's commercial software and commercial computer software documentation are provided to the Senate in accordance with the terms of the Contractor's written software license that is provided with the Contractor's or third party equipment purchased by Contractor for the Senate under this Contract. The Contractor represents and warrants that commercial software or computer documentation was developed at private expense and contain confidential information or trade secrets of the Contractor or its suppliers and licensors.

H.16 Liability

H.16.1 Workers' compensation and employer's liability. The Contractor is required to comply with applicable Federal and State workers' compensation and occupational disease statutes. Employer's liability coverage of at least $100,000 shall be required, except in States with exclusive or monopolistic funds that do not permit workers' compensation to be written by private carriers.

H.16.2 General liability.

(a) The Contractor shall have bodily injury liability insurance coverage written on the comprehensive form of policy of at least $500,000 per occurrence.

(b) Property damage liability insurance shall be required only in special circumstances as determined by the Senate's Contracting Officer.

(c) Automobile liability. The Contractor shall have automobile liability insurance written on the comprehensive form of policy. The policy shall provide for bodily injury and property damage liability covering the operation of all automobiles used in connection with performing the Contract. Policies covering automobiles operated in the United States shall provide coverage of at least $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage. The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

(d) Aircraft public and passenger liability. When aircraft are used in connection with performing the Contract, the Contractor shall have aircraft public and passenger liability insurance. Coverage shall be at least $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability, and $200,000 per occurrence for property damage. Coverage for passenger liability bodily injury shall be at least $200,000 multiplied by the number of seats or passengers, whichever is greater.

SECTION I - CONTRACT CLAUSES

I.1 Changes

I.1.1 The Contracting Officer may at any time, by written order, make changes, within the general scope of this Contract, in the manner and method of delivery of services, provided however that changes are within the Contractor's capability and in accordance with Senate Procurement Regulations. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under Contract an equitable adjustment shall be made in the Contract price or delivery schedule, or both, and the Contract shall be modified in writing accordingly. Any claim by the Contractor for adjustment under this clause must be asserted within thirty (30) calendar days from the date of receipt by the Contractor of the notification of change; provided, however, that the Contracting Officer, if he or she decides that the facts justify such action, may receive and act upon any such claim assorted at anytime prior to final payment under this Contract. Where the cost of property made obsolete or excess as a result of a change is included in the Contractor's claim for adjustment, the Contracting Officer shall have the right to prescribe the manner of disposition of such property.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.1.2 Failure to agree to any adjustment shall be a dispute concerning a question of fact within the meaning of the clause of this Contract entitled "Disputes." However, nothing in this clause shall excuse the Contractor from proceeding with the Contract until changed.

I.1.3 The Contractor must notify the Contracting Officer (CO) in writing immediately upon becoming aware of any cost impact to the project, even if direction is coming from the COTR. Failure to make a timely notification will result in the SAA’s denying Contractor requests for equitable cost adjustments.

I.2 Assignment of Claim

I.2.1    Pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 U.S.C. 203, 41 U.S.C. 15), if this Contract provides for payments aggregating $1000 or more, claims for moneys due to or to become due the Contractor from the Senate under this Contract may be assigned to a bank, trust company, or other financing institution, including any Federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any such assignment or reassignment shall cover all amounts payable under this Contract and not already paid, and shall not be made to more than one party, except that any such assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in such financing. Unless otherwise provided in this Contract, payments to an assignee of any moneys due or to become due under this Contract shall not, to the extent provided in said Act, as amended, be subject to reduction or setoff.

I.2.2    In no event shall copies of this Contract or any plans, specifications, or other similar documents relating to work under this Contract, if marked Top Secret, Secret, or Confidential, be furnished to any assignee of any claim arising under this Contract or to any person not entitled to receive the same. However, a copy of any part or all of this Contract so marked may be furnished, or any information contained herein may be disclosed to such assignees upon the prior written authorization of the Contracting Officer.

I.3 Disputes

Except as otherwise provided in this Contract, all disputes arising under this Contract which are not disposed of by agreement shall be decided by the Sergeant at Arms of the Senate, who shall reduce his/her decision to writing and mail or otherwise furnish a copy thereof to the Contractor. The decision of the Sergeant at Arms of the Senate will be final and conclusive unless, within thirty (30) calendar days from the date of receipt of such copy, the Contractor mails or otherwise furnishes to the Contracting Officer, a written appeal addressed to the Chairman of the Senate Committee on Rules and Administration. The notice of appeal, which must be signed by the Contractor or by an attorney acting on the contractor's behalf, and which may be in letter form, shall indicate that an appeal is intended and shall refer to the Sergeant at Arms Decision and identify the Contract by number. The notice of appeal should include a statement of the reasons why the determination decision is considered to be erroneous. The Chairman of the Committee on Rules and Administration, acting on behalf of the Committee, may ask the Comptroller General for a recommendation on the appeal. The decision of the Chairman or his duly authorized representative for the determination of such appeals shall be final and conclusive. Pending final decision of a dispute, the Contractor shall proceed diligently with the performance of the Contract and in accordance with the Contracting Officer's directions.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.4 Payment of Interest of Contractor's Claim

The Senate will pay interest on the Contractor's claim when such claim is ultimately decided in favor of the Contractor pursuant to the Disputes clause of this Contract.

I.4.1    If an appeal is filed by the Contractor from the final determination of the Contracting Officer under the Disputes clause of this Contract, denying a claim arising under the Contract, simple interest on the amount of the claim finally determined owed by the Senate shall be payable to the Contractor. Such interest shall be at the rate determined by the Secretary of the Treasury pursuant to Public Law 92 41, 85 Stat. 97, from the date the Contractor furnishes to the Contracting Officer his/her written appeal under the Disputes clause of this Contract, to the date of (1) a final judgment by a court of competent jurisdiction, or (2) mailing to the Contractor of a supplemental agreement for execution either confirming completed negotiations between the parties or carrying out a decision of the Chairman of the Committee on Rules and Administration.

I.4.2    Notwithstanding paragraph I.4.1, above, (1) interest shall be applied only from the date payment was due, if such date is later than the filing of appeal, and (2) interest shall not be paid for any period of time that the Contractor has unduly delayed in pursuing its remedies.

I.5 Benefits to Members of Congress

No member of or delegate to Congress shall be admitted to any share or part of this Contract, or to any benefit that may arise thereupon. This provision shall not apply to this Contract if it is entered into with a corporation for its general benefit.

I.6 Conflict of Interest

The Contractor certifies and warrants that the Contractor has no conflict of interest, direct or indirect, financial or otherwise, which would be applicable to the performance of the obligations covered by this Contract. If an allegation of a conflict of interest is brought to the attention of the United States Senate, the Contractor agrees to fully cooperate with any investigation of the allegation(s), and will disclose to the United States Senate any other contract(s) to which the Contractor is party, public or private, or which the Contractor undertakes during the period of this Contract (including contracts entered into during the period of this Contract which includes duties to be fulfilled after the termination of the Contract).

I.7 Gratuities

I.7.1    The Senate may, by written notice to the Contractor, terminate the right of the Contractor to proceed under the Contract if it is found after notice and hearing, by the Chairman, Senate Committee on Rules and Administration or his duly authorized representative, that gratuities (in the form of entertainment, gifts, or otherwise) were offered or given by the Contractor, or any agency or representative of the Contractor, to any employee of the Senate with a view toward securing a contract or securing favorable treatment with respect to awarding or amending or the making of any determination with respect to the performance of such contract; provided, that the existence of the facts upon which the Chairman or his duly authorized representative makes such findings shall be in issue and may be reviewed in any competent court.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.7.2    In the event this Contract is terminated as provided in paragraph I.16 hereof, the Senate shall be entitled (i) to pursue the same remedies against the Contractor as it could pursue in the event of a breach of the Contract by the Contractor, and (ii) as a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in an amount (as determined by the Chairman or his duly authorized representative) which shall be not less than three (3) nor more than ten (10) times the cost incurred by the Contractor in providing any such gratuities, to any other rights and remedies provided by law or under this Contract.

I.7.3    The rights and remedies of the Senate provided in this clause shall not be exclusive and are in addition to any rights and remedies provided by law applicable to this Contract.

I.8 Advertising

The Contractor agrees not to refer to awards in commercial advertising in such manner as to state or imply that the product or service provided is endorsed or preferred by the Senate or is considered by the Senate to be superior to other goods or services. Without limiting the scope of any provision of the Contract, the Contractor specifically agrees that it will not use for promotional purposes any information related to the Contract and will not disclose any such information to any entity outside the Senate.

I.9 Standards of Conduct and Restrictions

I.9.1    Contractor employees shall not solicit new business while performing task assignments at the Senate location related to performance under this Contract;

I.9.2    The Contractor and its employees shall refrain from discussing with unauthorized persons any information obtained in the performance of any task assignment under this Contract;

I.9.3    The Contractor and its employees shall conduct only such business as covered by this Contract during periods paid by the Senate. Business not directly related to this Contract shall not be conducted on Senate premises;

I.9.4    Use of the Senate's computer system(s) and/or equipment for company or personal use (other than that directly connected with this Contract) is strictly prohibited; and

I.9.5    Contractor personnel are expected to adhere to the same professional ethical standards to which Senate personnel in a comparable position would be expected to adhere.

I.10 Examination of Records

I.10.1    The Contractor agrees that the Chairman of Senate Committee on Rules and Administration or any of his duly authorized representatives shall, until the expiration of three (3) years after final payment, have access to and the right to examine any directly pertinent books, documents, papers, and records of the Contractor involving transactions related to this Contract.

I.10.2    The periods of access and examination described in paragraph I.10.1 above, for records which relate to (1) appeals under the Disputes clause of this Contract, (2) litigation or the settlement of claims arising out of the performance of this Contract, or (3) costs and expenses of this Contract as to which exception has been taken by the Chairman or any of his duly authorized representatives shall continue until such appeals, litigation, claims, or exceptions have been finally resolved.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.11 Taxes

Except as may be otherwise provided in this Contract, the Contract price includes all applicable Federal, state, and local taxes and duties payable by Contractor. The Senate is tax exempt as a Federal instrumentality.

I.12 Privacy and Confidentiality

During the course of performance of this Contract, the Contractor may have access to information and communications considered sensitive by the Senate. Sensitive information may be contained in printed material or on electronic media. The Contractor will preserve the confidentiality of all such information and communications and agrees not to disclose any such information or communications for any purposes whatsoever without the prior approval of the Contracting Officer. Failure to comply with the provisions of this Paragraph may be grounds for Termination for Default.

I.13 Limited Distribution or Use of Proprietary Information

I.13.1    During the course of the performance of this Contract, the Contractor may have access to and use of data and information which may be considered proprietary by other vendors, or which may otherwise be of such a nature that its dissemination or use, other than in performance of this Contract, would be adverse to the interest of the Senate and these other vendors.

I.13.2    Except as may be otherwise agreed to with these other vendors, the Contractor agrees that it will not use, disclose or reproduce proprietary data and information belonging to these other vendors other than as required in the performance of this Contract; provided, however, that nothing herein shall be construed as: (1) precluding the use of any such data or information independently acquired by the Contractor without such limitation; or (2) prohibiting an agreement at no cost to the Senate between the Contractor and these vendors which provides for greater rights to the Contractor.

I.14 Liquidated Damages

In the event of a late delivery of the software system as defined above in Section C, the Contractor shall be liable for liquidated damages in the amount of $1,000.00 for each day of delay in delivery beyond the scheduled delivery date, unless the delay is caused by the Senate or due to unforeseen circumstances beyond the Contractor's ability to control. The parties will agree to reduce the total Contract amount by total amount of the liquidated damages.

I.15 Warranty

I.15.1    Warranty of Services

I.15.1.1 Notwithstanding inspection and acceptance by the Senate or any provision concerning the conclusiveness thereof, the Contractor warrants that all services provided under this Contract will conform to the requirements of this Contract. The Contractor warrants and implies that the services delivered hereunder are merchantable and fit for use for the particular purpose described in this Contract. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Senate for consequential damages resulting from any defect or deficiencies in accepted items.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.15.1.2 In the event Contractor provides software under this Contract the above warranties shall not apply. Contractor warrants that, for a period of one (1) year following acceptance of the software, will perform substantially in accordance with the functions described in the most current Software Manual(s) (to be provided by the Contractor). Licensee shall refer to the Software Manual(s) for hardware and software requirements. The Contractor does not warrant that the operation of the Software will be error-free. The above warranties shall not apply to third party software.

I.15.1.3    The Contracting Officer will give written notice of any defect or nonconformance to the supplier within thirty (30) calendar days of discovering any warranted defect. This notice will state either that (1) the Contractor must correct any defective or nonconforming services or (2) the Senate does not require correction.

I.15.1.4    If the Contractor is required to correct defects or deficiencies, it must be at no cost to the Senate and any services corrected by the Contractor will be subject to this clause to the same extent as work initially performed. If the Contractor fails or refuses to correct defects or deficiencies, the Contracting Officer may, by contract or otherwise:

a)    Correct or replace with similar services, and charge to the Contractor the cost occasioned to the Senate, plus a 15% administrative fee to cover Senate costs; or

b)    Make an downward equitable adjustment in the Contract price; or

c)    Terminate the Contract for default.

I.15.1.5    If the Senate does not require correction, the Contracting Officer may make an equitable adjustment in the Contract price.

I.15.2 Warranty Software and Equipment

I.15.2.1 After the completion of the PMAS Acceptance Test by the COTR, the Contractor shall furnish a twelve month warranty at no extra cost to the Senate for all software and equipment furnished by the Contractor.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.15.2.2 The Contractor must warrant that the system will be free from defects in materials and workmanship for a period of one (1) year from the date of acceptance by the Senate. If the system proves defective during the warranty period, the contractor shall:

•	repair the product by means of telephone support or on-site service (24 X 7) with no additional charge for parts or labor;
•	replace the product with a new product of equal or greater capability; or,
•	refund the amount paid for the product, less a mutually agreeable allowance for usage, upon its return to the Contractor.

I.15.2.3	Warranty Response Support - The warranty shall cover the repair or replacement of software or equipment which is defective and/or do not meet the technical specifications in the manuals. The warranty shall provide any replacement equipment required to be delivered to the United States Senate within 24-hours of notification of the requirement. If Contractor personnel are required to perform repair, they shall be on-site within 24-hours of notification, at no cost to the Senate. Sufficient spare equipment shall be supplied to keep the system functional at 99.9% reliability/availability. In the event a repair of piece of equipment is necessary due to operational requirements and the lack of spare equipment, the warranty shall not be affected unless it is shown the Senate technician performing the repair was clearly negligent. If negligence is found, the warranty shall remain in effect and the cost to the Senate shall not exceed the cost of the replacement equipment.

I.15.2.4	On-call Warranty Support - Telephone support shall be available 24 hours per day. The minimum support shall be telephone access to allow recording of messages regarding problems or beeper paging. The response time for call back support for trouble calls shall not exceed one hour for telephone calls. The Contractor shall state if active modem access to the system is offered to perform such tasks as diagnostic routines, software upgrades, and provide assistance as necessary to resolve System technical or operational problems.

I.16 Termination for Convenience of the Senate

The Contracting Officer, by written notice, may terminate this Contract, in whole or in, part, when it is in the best interest of the Senate in a manner consistent with the Senate Procurement Regulations. Should the Senate terminate this Contract for convenience, the Senate shall be liable only for payment in accordance with the payment provisions of this Contract for services rendered prior to the effective date of termination.

I.17 Default

I.17.1     The Senate may, subject to the provisions below, by written notice of default to the Contractor, terminate the whole or any part of this Contract in any one of the following circumstances:

I.17.1.1 If Contractor fails to make delivery of the supplies or to perform the services within the time specified herein or any extension thereof, or

I.17.1.2 If Contractor fails to perform any of the other provisions of this Contract or so fails to make progress as to endanger performance of this Contract in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of ten (10) business days (or such longer period as the Contracting Officer may authorize in writing) after receipt of written notice from the Contracting Officer specifying such failure.

I.17.2     If this Contract is terminated the Senate, in addition to any other rights provided in this clause may withhold from amounts otherwise due Contractor for such completed supplies, manufacturing materials, or services performed such sum as the Contracting Officer determines to be necessary to protect the Senate against loss because of outstanding liens or claims of former lien holders.

1.17.3     If, after notice of termination of this Contract under the provisions of this clause, it is determined for any reason that Contractor was not in default under the provisions of this clause, or that the default was excusable under the provisions of this clause, the rights and obligations of the parties shall be the same as if a notice of termination for convenience had been issued.

I.18 Availability of Funds for Next Fiscal Year

The Senate's obligation for performance of any work, which may be ordered under this Contract, is contingent upon the availability of appropriated funds from which payment for Contract purposes can be made. No legal liability on the part of the Senate for any payment may arise for performance under this Contract until funds are made available to the Contracting Officer for performance.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.19 Subcontractors

The Contractor shall not use a Subcontractor not proposed or approved at the time of Contract award without the written approval from the Contracting Officer. The Contractor shall provide the Senate five past performance references of work performed within the past three years by the Subcontractor, provide the negotiated rates with the Subcontractor, and provide a copy of the Agreement and/or the Letter of Intent to the Contracting Officer when requesting approval for the use of a Subcontractor. Contractor shall not authorize Subcontractor to commence work without written approval of the Contracting Officer. The Contractor shall incorporate, and require its Subcontractors at all tiers to incorporate, all applicable clauses provided herein in Subcontractor(s) agreement(s).

I.20     Non-Operable Equipment

In the event the equipment is non-operable for a period in excess of 24 hours, the Contractor shall pay the Senate One Thousand Dollars ($1,000.00) as liquidated damages for Equipment Non-Operability (“Loss of Use Fee”) for non-operable equipment and will pay additional Loss of Use Fee for each 24 hour or portion thereof period thereafter that the equipment remains non-operable. “Non-operable” is defined as the equipment being unable to fulfill its specified functions set forth in the manufacturer’s technical data or manuals, as determined solely by the Senate.

I.21.     Replacement

One year replacement guarantee. The Contractor warrantees the software and hardware as free from major malfunction for a period of one year from date of acceptance, see Section I.15. Replacement procedures shall be in accordance with the Contractors’ proposal. The Contractor will replace the software and hardware with equal or better software and hardware, approved by the COTR, at no additional charge to the Senate.

(b) The Senate reserves the right to contact the Contractor District Service Manager (DSM) or company executive to appeal any determination by a Contractor Service Technician not to replace equipment or parts on the equipment covered under this Contract.  The DSM shall notify the Senate within one business day of his or her decision and should the Senate’s appeal be denied the DSM shall provide the reason for the denial of the appeal.

(c) The Senate shall, at its discretion, provide a storage area for Contractor supplied maintenance and repair parts needed for the Senate equipment covered under this Contract.

I.22    Senate Maintenance of Equipment

The Senate Equipment Operators certified by the Contractor are authorized to install internal components and perform hardware and software maintenance without voiding any terms and conditions associated with the maintenance and support agreements under this Contract.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

I.23 Entire Agreement

This Contract, Contractor's Proposal attached hereto, and any written modifications issued and executed, is the sole agreement between the Senate and Contractor relating to the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. The Contract and any future written modifications will only be considered executed when signed by authorized representatives of both parties.

SECTION J - CONTRACT ATTACHMENTS

J-1:	Print Management Accounting System (PMAS)
J-2:	Senate Delivery Procedures
J-3:	Payee Information Form
J-4:	Directions to Bidders Conference.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

SECTION K - REPRESENTATION AND CERTIFICATIONS

K.1 Name and Title of Representative of Contractor Authorized to Sign Contract

Name:	Larry L. Brooks
Title:	President
Authorized Signature
Date:

K.2 Contact Persons

The Contractor shall provide the names, addresses, and telephone numbers of the individuals who may be contacted by the Senate to address any questions or concerns associated with this Contract.

Contact Name	Address, Telephone Numbers
Sandra Selha	8540 Ashwood Drive, Capitol Heights, MD 20743 Tel (301) 324-4992 x 411

K.3 Equal Employment Compliance

The Contractor represents that, to the best of its knowledge and belief, except as noted below, up to the date of the offer, no written notice such as a show cause letter, a letter indicating probable cause, or any other formal written notification citing specific deficiencies, has been received by the Contractor from any Federal Government agency or representative thereof that the Contractor or any of the divisions or affiliates or known first tier Subcontractors is in violation of any of the provisions of Executive Order 11246 of September 24, 1965, Executive Order 11375 of October 213, 1967, or rules and regulations of the Secretary of Labor (41 CFR, Chapter 60) and specifically as to not having an acceptable affirmative action program or being in noncompliance with any other aspect of the Equal Employment Opportunity Program. It is further agreed that should there be any change in the status of circumstances between this date and the date of expiration of this offer or any extension thereof, the Contracting Officer will be notified promptly.

Notes: (Insert None if applicable): ___________________________________________

___________________________________________    ____________________
Name and Title                             Date
_______________________________
Signature

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

K.4 Certification of Non-Segregated Facilities

The Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this certification is a violation of the Equal Opportunity clause of this Contract. As used in this connection, the term Segregated facilities means any waiting rooms, work areas, rest rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion or national origin, because of habit, local custom, or otherwise. The Contractor further agrees that (except where it has obtained identical certifications from proposed Subcontractors for specific periods) it will obtain identical certifications from proposed Subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that it will retain such certifications in its files; and that it will forward the following notice to such proposed Subcontractors (except where the proposed Subcontractors have submitted identical certifications for specific time periods).

Notice to prospective Subcontractors of requirements for certification or non segregated facilities. A Certification of Non segregated Facilities must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (e.g., quarterly, semiannually, annually).

NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

     ________________
Name and Title of Certifying Official     Date

_________________________________
Signature

K.5 Debarment and Suspension of Certification

(a)    The Contractor certifies, to the best of its knowledge and belief that:

(1)    The Contractor and/or any of its principals are ___ are not ___ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency or instrumentality of the United States Senate;

(2)    The Contractor and/or any of its principals have ___ have not ___, within a three (3) year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

(3)    The Contractor and/or any of its principals are ____ are not ___ indicted for, or otherwise criminally or civilly charged by a Senate entity with, commission of any of the offenses enumerated in paragraph (a)(2) of this provision.

(b)    The Contractor certifies, to the best of its knowledge and belief, that the Offeror has ____ has not ____ , within a three (3) year period preceding this offer, had one or more contracts terminated by default by any Federal agency, or state or municipal agency.

(c)    For purposes of this provision, principals is defined as officers, directors, owners, partners, and persons having primary management or supervisory responsibilities within a business entity.

(d)    The certification concerns a matter within the jurisdiction of an agency of the United States and the making of false, fictitious, or fraudulent certifications may render the maker subject to prosecution under Section 1001, Title 18, United States Code.

(e)    The Contractor shall provide immediate written notification to the Contracting Officer if, at any time prior to Contract award, the Offeror learns that its certification was erroneous by reason of changed circumstances.

(f)    A certification that any of the items in paragraph (a) or (b) above exists will not necessarily result in withholding of award under this solicitation. The certification will be used in connection with a determination of the Offeror's responsibility.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

SECTION L-INSTRUCTIONS, CONDITIONS AND NOTICES TO CONTRACTORS

L.1 General Guidelines for Submitting Proposals

The instructions below provide guidance for the preparation and submission of proposals to ensure proposals are complete, contain all essential information, and can be evaluated equitably.

L.2 Bidders Conference/Site Inspection/Questions

L.2.1 A Bidders Conference will be conducted by the United State Senate Office of the Sergeant at Arms on July 19, 2004 at 9:00 a.m. EDT at the Printing and Graphics Department, United States Senate Dirksen Office Building, Room SDG-G82, Washington D.C. 20510, See Section J, Attachment J-4 Directions to Bidders Conference.

L.2.2 Due to space restrictions, attendance at the Bidders Conference is limited to two representatives from your company and one representative for your Subcontractor(s). The names of the representatives and company affiliation who will be attending shall be submitted no later than 12:00 Noon EDT, July 16, 2004 via e-mail to Kathleen M. Haddow at acquisitions@saa.senate.gov.

L.2.3 Technical and administrative questions shall be submitted via email at acquisitions@saa.senate.gov and must be received no later than 12:00 Noon EDT on July 21, 2004.

L.2.4 The purpose of this conference is to respond to all technical and administrative questions and conduct a walkthrough of the PG&DM facilities. It is anticipated that this conference and walk through will take no more than three hours.

L.3 Date and Time of Closing

Proposals must be received at the Office of the Sergeant at Arms by 12:00 Noon EDT on August 2, 2004, per Section L.5. No requests for extension of closing date and time will be granted.

L.4 Minimum Acceptance Period

The minimum acceptance period is sixty (60) calendar days for acceptance by the Senate.

L.5 Proposal Delivery Procedures

All volumes of the proposal and Section A, page 1 of the Solicitation must be received no later than August 2, 2004 at 12:00 Noon EDT and submitted electronically as an attachment to an email sent to acquisitions@saa.senate.gov to the attention of Kathleen M. Haddow. The Contractor shall complete Section A: Page 1 of the solicitation, subsections 9 through 14. The completed page shall be submitted as a PDF file to acquisitions @saa.senate.gov or faxed to (202) 228-2051 to the attention of Kathleen M. Haddow. No United States Postal Service, courier deliveries, or any other delivery services or methods of delivery shall be used for this solicitation.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

L.6 Special Notice

L.6.1 The Senate will presume proposals represent the Contractor’s best efforts to respond to the solicitation requirements. A significant inconsistency, if unexplained, raises a fundamental question of the Contractor's understanding of the work required and ability to perform the Contract and may be grounds for either rejection of the proposal or a basis for a determination of non-compliance. Failure to submit any of the information requested by this solicitation may be cause for unfavorable consideration.

L.6.2 Upon receipt, all proposals become Senate property.

L.7 Proposal Preparation

L.7.1 The proposal shall consist of a technical proposal and a cost proposal. The technical proposal is limited to thirty (30) pages (resumes, Section A, Section K, and past performance references are not included in the page limit). The cost proposal is limited to ten pages. The information contained in the proposal will be used as a basis for the evaluation.

L.7.2 Technical Proposal

L.7.2.1 The Offerror shall respond to all requirements, tasks, and deliverables, C.4.1 through C.4.9.

L.7.2.2 The Offerror shall provide a staffing plan. The Offerror shall provide an employee resume, limited to three pages, for each proposed individual.

L.7.2.3 The Offerror shall provide a recommendation and license information for the commercial-over-the-shelf (COTS) software package(s) that Offeror proposes for use at the PG&DM PMAS based upon the requirements contained in the solicitation. The Senate understands that all PMAS requirements are not final at this time and the PMAS proposed by the Offeror will be used for evaluation of the proposals.

L.7.2.4 The Offerror shall provide a recommended hardware list for all hardware necessary to implement the PMAS.

L.7.2.5 The Offerror shall provide detailed information about the past experience in performing similar work for federal agencies, legislative branch entities, or commercial organizations. The Offerror shall provide a complete list of clients receiving similar services as those described in this solicitation. In addition, Offerors shall list a minimum of three contracts, ongoing or completed within the last three years in which efforts similar to those described in this solicitation were required and performed. For each Contract listed, the Offerors shall include the following information:

(a)	Name and address of customer;
(b)	Description of work performed specifying the nature of the work, the size of the client, the number of vendor personnel assigned to the effort, partner, Subcontractor or affiliate firms, and the dollar value of the services rendered;
(c)	Contract value;
(d)	Contract number, scope and beginning and ending dates; and,
(e)	Name, telephone number, facsimile number of customer contact or Contracting Officer.

The Offerror must provide similar reference information for all of the Offeror’s Subcontractors for roles similar to the one for which the Subcontractor firm is proposed.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

L.7.3 Cost Proposal

L.7.3.1 The Offeror’s cost proposal shall include sufficient details to allow determination of the reasonableness of the offered prices/rates. The cost proposal shall breakout pricing at the deliverable level, per section B.6 Pricing Schedule. The Firm Fixed Price (FFP) for each deliverable describe at C.4.1 and C.4.2 shall be inclusive of approved fully burdened direct labor rates, travel, per diem and other direct costs. With the exception of deliverables C.4.1 and C.4.2, the Contractor shall provide budgetary or estimated prices for the remaining deliverables listed in Section B.6. These budgetary or estimated prices should be based upon the PMAS proposed by the Offeror in its Technical Proposal and evaluated by the Senate.

The Contractor shall also provide a schedule of the labor categories and labor rates for the base period and each option period. These rates will be used to provide Firm Fixed Price level of effort prices to perform task order Statements of Work as issued by the Senate under this Contract. All labor rates shall be fully burdened with all administrative cost, inclusive of travel, transportation, and other direct costs (ODCs), unless specifically identified and agreed upon by the Senate.

L.7.3.2 Proposed costs must be adequately supported. The proposal must include sufficient background to show derivation of all costs. If the cost proposal cannot be understood, it may result in the entire proposal being found to be unacceptable and thus eliminated from the competition.

L.7.3.3 Costs shall be evaluated to determine completeness, reasonableness and competitiveness and shall be evaluated on the basis of the best value to the Senate. Congruence between the cost and technical proposal shall be evaluated.

L.7.3.4 If Offeror intends to utilize Subcontractors, provide a brief description of the work, the value of the subcontract, the type of subcontract (fixed price, cost plus, etc.), and the basis for selecting the proposed Subcontractor.

L.8 Complete Proposal
In addition to the technical and cost proposal volumes described above, the Offerror will submit a completed and executed Section A (i.e., the offer/award sheet) and Section K, "Representations, Certifications, and Other Statements of the Contractor" for Contractor and any subcontractor(s) and/or teaming partners.

SECTION M - EVALUATION FACTORS FOR AWARD

M.1 Basis for Contract Award

This procurement action is a best value, competitive source selection conducted in accordance with Senate Procurement Regulations. The Senate reserves the right not to award a Contract depending on the quality of the proposal(s) submitted and the availability of funds. Although the Senate may award a Contract without discussions, the Senate reserves the right to hold discussions if it is deemed advantageous. In awarding the Contract, the Contracting Officer may conduct customer interviews and/or reference checks. The Senate has no obligation to award to the lowest priced Offeror. Offerors are advised that proposals that do not meet solicitation requirements may be eliminated from further consideration.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

The Senate will evaluate proposals submitted in response to this solicitation to determine the technical and management capabilities of each Offeror to perform the technical effort and to manage the overall process to successfully fulfill the requirements for a PG&DM PMAS. Specifically, the Senate will evaluate among other aspects, the personnel proposed by each Offeror with an emphasis on their education, skills and experience with systems integration; the Offer’s past performance on similar system integration projects (including vendors and subcontractors proposed by the Offeror) and the references given by past contracts contacts involving system requirements analyses and implementations.

The Senate will also evaluate the Offeror’s proposed technical and management approach to perform this Contract as described in its Technical Proposal, including the manner in which the Offeror will analyze and definitize the PMAS requirements; the Offeror’s plan to implement and support its proposed PMAS solution; and the Offeror’s proposed plan to train the Senate staff on use of the proposed PMAS.

The Senate will assess the reasonableness of fixed prices, including the estimated or budgetary prices, the labor rates, and capability of the Offeror to perform successfully the Contract’s requirements in light of the technical proposal and personnel qualifications.

M.2 Cost Evaluation

The cost evaluation will determine whether proposed costs are realistic and reasonable in relation to the solicitation requirements and the technical proposal.

M.3 Acceptable Proposals

The Senate reserves the right to consider as acceptable only those proposals that are submitted in accordance with requirements set forth or referenced in the solicitation. In responding to the solicitation, the Offerror shall demonstrate an understanding of Senate requirements and a capability to provide the requested support services. The Senate reserves the right to reject proposals that do not address requirements.

M.4 Oral Presentations

The Senate reserves the right to require an oral presentation by the Offeror to the evaluation team or any other designated Senate staff. The Offeror will receive a minimum of three business days notice for the presentation.

M.5 Best and Final Offer (BAFO)

The Contracting Officer may, based on the evaluation process described above, decide that award on the basis of initial proposals is not in the best interests of the Senate. In such an instance, the Contracting Officer will establish a competitive range of those Offerors having a reasonable chance for award, will conduct discussions with, and only with, each of the Offerors included in the competitive range, and will request that each of the Offerors so included submit Best and Final Offers.

Solicitation 2004-R-066
Printing, Graphic, and Direct Mail Print Management Accounting System
(PG&DM PMAS)

M.6 Proposals Not Selected

Non-selection of a proposal shall mean that either another proposal was deemed to be of greater value to the Senate, or that the Senate has elected not to award a Contract. Offerors whose proposals are not selected for award will be notified. Unsuccessful Offerors may request a debriefing, such request to be made within ten (10) business days of notification. The actual schedule of the debriefing will be determined by the Senate.